Exhibit 21.1

                              List of Subsidiaries

                                     State of
Subsidiary                           Incorporation       Doing Business AS

Hipstyle.com, Inc.                   Delaware            Hipstyle.com, Inc.

CCS International, Ltd.              Delaware            CCS International, Ltd.

Counter Spy Shop of Mayfair
  London, Ltd.                       DC                  Counter Spy Shop of
                                                          Mayfair London, Ltd.

Counter Spy Shop of Mayfair
  London, Ltd., Inc.                 Florida             Counter Spy Shop of
                                                          Mayfair London, Ltd

Counter Spy Shop of Mayfair
  London, Ltd.                       CA                  Counter Spy Shop of
                                                          Mayfair London, Ltd.

Spy Shop Ltd.                        NY                  Counter Spy Shop
                                                          of Delaware

Security Design Group, Inc.          NY                  Security Design
                                                          Group, Inc.

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